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                                  EXHIBIT 10.1




                            ARROW INTERNATIONAL, INC.
                       2006 DIRECTORS STOCK INCENTIVE PLAN


Arrow International, Inc. (the "Company") hereby establishes, effective as of the date of approval by the Company's shareholders, the Arrow International, Inc. 2006 Directors Stock Incentive Plan (the "Plan").

PURPOSE

The purpose of the Plan is to enable the Company and its subsidiaries to attract and retain outside directors and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible directors non-qualified stock options ("options") and/or restricted stock ("restricted stock") under this Plan pursuant to the rules set forth in Section 83 of the Internal Revenue Code, as amended from time to time (the "Code"). Grants of options and restricted stock (collectively, "grants") may consist of one or both types of awards.

ADMINISTRATION

The Plan shall be administered by the Company's Board of Directors or a committee of the Board to whom the Board has delegated its responsibilities with respect to the Plan (in either case, the "Board"). Subject to the terms and provisions of the Plan, the Board shall possess the authority, in its discretion: (a) to determine the eligibility of a director to participate in the Plan; (b) to determine whether to award grants in the form of options or of restricted stock or in a combination of options and restricted stock and the number of shares subject to each grant; (c) to prescribe the form of stock option and restricted stock agreements, including any appropriate terms and conditions applicable to the grants, and to make any amendments to such agreements; (d) to interpret the Plan and the grant agreements; (e) to make and amend rules and regulations relating to the Plan; and (f) to make all other determinations necessary or advisable for the administration of the Plan. The Board's determinations shall be conclusive and binding. No member of the Board shall be liable for any action taken or decision made in good faith relating to the Plan or any grants hereunder.

ELIGIBLE DIRECTORS

Members of the Board of Directors of the Company and its subsidiaries are eligible to participate in this Plan if they are not also employees or consultants of the Company or its subsidiaries and do not serve on the Board as representatives of the interests of shareholders who have made an investment in the Company.

SHARES AVAILABLE

The total number of shares of the Company's Common Stock, no par value per share (the "Common Stock"), available in the aggregate for grants under this Plan shall not exceed 500,000 (subject to substitution or adjustment as provided in Section 9). Such shares may be authorized and unissued shares. If an option expires, terminates or is cancelled without being exercised or if restricted stock is forfeited prior to becoming vested, new grants may thereafter be made covering such shares. No grant may be made more than ten years after the effective date of the Plan.


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TERMS AND CONDITIONS OF OPTIONS

Each option granted under the Plan shall be evidenced by an option agreement in such form as the Board shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

        Number of Shares. On the date on which an eligible director is first elected or appointed to the Board, such eligible director shall receive an option to purchase 10,000 shares of the Common Stock. Annually thereafter, on the date of each Annual Meeting of Shareholders of the Company that occurs after the date of an eligible director's initial election or appointment to the Board, each such eligible director who will be serving on the new Board shall be eligible to receive an award of options under the Plan. The Board shall determine the number of such options, if any, to be granted to an eligible director. The grant date and such number of options shall be specified in the option agreement.

        Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted.

        Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

        Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative.

        Vesting and Time of Exercise. Each option granted under the Plan shall become fully exercisable with respect to the shares subject thereto on the first anniversary of the date of grant. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary of the date of grant.

        Payment of Exercise Price. An option shall be exercised by the delivery of a written, electronic or telephonic notice of exercise to the Company or its designated agent, setting forth the number of shares with respect to which the option is to be exercised accompanied by full payment of the option price for the shares. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company registered in the name of the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Common Stock on the Nasdaq National Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing date on the last preceding day on which there was such trading.

        Subject to any governing rules or regulations, as soon as practicable after receipt of notification of exercise and full payment, the Company shall deliver to the participant, in the participant's name, share certificates in an appropriate amount based upon the number of shares purchased pursuant to the option.

        Other Terms and Conditions. The Board may impose such additional terms and conditions with respect to the receipt, holding and exercise of options as it deems appropriate under the circumstances.

TERMS AND CONDITIONS OF RESTRICTED STOCK

Each grant of restricted stock under the Plan shall be evidenced by a restricted stock agreement in such form as the Board shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:


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        Grant of Restricted Stock . On the date of each Annual Meeting of
Shareholders of the Company that occurs after the date of an eligible director's initial election or appointment to the Board, each such eligible director who will be serving on the new Board shall be eligible to receive an award of restricted stock under the Plan. The Board shall determine the number of such shares of restricted stock, if any, to be granted to an eligible director. The grant date and such number of shares of restricted stock shall be specified in the restricted stock agreement.

        Transferability. Shares of restricted stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction established by the Board, which shall not be earlier than the first anniversary of the date of grant, as specified in the restricted stock agreement, or upon satisfaction of any other conditions that may be established by the Board, in its sole discretion, and set forth in the restricted stock agreement. Until all restrictions are lifted, all rights with respect to the restricted stock granted to an eligible director under the Plan shall be available during his or her lifetime only to such eligible director.

        Other Restrictions. The Board shall impose such other conditions and/or restrictions on any shares of restricted stock granted pursuant to the Plan as it may deem advisable, including, without limitation, additional time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon the vesting of such restricted stock.

        To the extent deemed appropriate by the Board, the Company may retain the certificates representing shares of restricted stock in the Company's possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. Shares of restricted stock covered by each restricted stock grant shall become freely transferable by the eligible director after all conditions and restrictions applicable to such shares have been satisfied or lapse.

        Certificate Legend. In addition to any legends placed on certificates pursuant to subsection (c) above, each certificate representing shares of restricted stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Board in its sole discretion:

        "The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Arrow International, Inc. 2006 Directors Stock Incentive Plan and in the associated restricted stock agreement. A copy of the Plan and such restricted stock agreement may be obtained from Arrow International, Inc."

        Voting Rights. Unless otherwise determined by the Board and set forth in the restricted stock agreement, to the extent permitted or required by law, as determined by the Board, eligible directors holding shares of restricted stock may be granted the right to exercise full voting rights with respect to those shares during the period prior to their becoming vested.

        Dividends and Other Distributions. During the period prior to the shares becoming vested, eligible directors holding shares of restricted stock granted hereunder may, if the Board so determines, be credited with dividends paid with respect to the underlying shares while they are so held in a manner determined by the Board, in its sole discretion. The Board may apply any restrictions to the dividends that the Board deems appropriate. The Board, in its sole discretion, may determine the time when such dividends will be released to an eligible director and the form of payment, including cash, shares, or additional shares of restricted stock.

        Subsection 83(b) Election. The Board may provide in a restricted stock agreement that the grant of restricted stock is conditioned upon the eligible director making or refraining from making an election with respect to the grant under Section 83(b) of the Code. If an eligible director makes an election pursuant to Section 83(b) of the Code concerning a restricted stock grant the eligible director shall be required to file promptly a copy of such election with the Company.


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GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES WITH RESPECT TO OPTIONS
AND RESTRICTED STOCK

The Company shall not be required to deliver any certificate upon the exercise of an option or the grant or vesting of restricted stock until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such exercise, grant or vesting may bear a legend restricting transfer absent such compliance. Each grant shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such grant upon the Nasdaq National Market System or any securities exchange or automated quotation system, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant, exercise, vesting or issuance of shares, such grant may not be made, exercised, vested or shares issued in connection therewith, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board in the exercise of its reasonable judgment.

TERMINATION OF DIRECTORSHIP

If a participant's directorship terminates for any reason (including, without limitation, resignation or removal), all nonvested options and nonvested restricted stock grants shall be forfeited. Vested but unexercised options may be exercised by the director or, in the case of death, by his or her legal representative or beneficiary in accordance with the terms of the Plan and the option agreement. Vested restricted stock and accumulated dividends, if any, held by the Company on the date of a director's death shall be paid to such director's legal representative or beneficiary.

Each participant under this plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested benefit under this Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same participant, shall be in a form prescribed by the Board, and will be effective only when filed by the participant in writing with the Company during the participant's lifetime. In the absence of any such beneficiary designation, vested benefits remaining unpaid or rights remaining unexercised at the participant's death shall be paid or exercised by the participant's executor, administrator, or legal representative.

ADJUSTMENT OF SHARES

In the event of any change in the Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an option or restricted stock grant under the Plan and the number and kind of shares set forth under outstanding grant agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

Upon obtaining any approval of the shareholders of the Company required by applicable law or the listing requirements of the Nasdaq National Market System or any other securities exchange or automated quotation system on which the Common Stock may then be traded, the


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Board shall have the authority to effect (i) the repricing of any outstanding options under the Plan and/or (ii) with the consent of the affected participant, the cancellation of any outstanding options under the Plan and the grant in substitution therefore of new options under the Plan covering the same or different number of shares of Common Stock, but having an exercise price per share not less than 100% of the fair market value per share of Common Stock on the new grant date. Notwithstanding the foregoing, the Board may grant an option with an exercise price lower than that set forth above if such option is granted as part of a transaction to which Section 424(a) of the Code applies.

LIMITATIONS APPLICABLE TO SECTION 16 PERSONS

In addition to other limitations and conditions on grants specified in this Plan, grants shall be subject to any applicable exemptive rule under Section 16 of the Securities Exchange Act of 1934, as amended (including any amendment to Rule 16b-3), that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed to incorporate the exemptive requirements and any grants issued under the Plan shall be deemed to be amended to conform to such requirements.

NO CONTINUING DIRECTORSHIP RIGHTS

The Plan and any grants under the Plan shall not confer upon any director any right with respect to continuance, nomination or re-election as a director of the Company or any subsidiary, nor shall they interfere in any way with any right the Company or its subsidiaries may have to terminate the director's position as a director at any time.

RIGHTS AS A SHAREHOLDER UNDER AN OPTION

The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient.

AMENDMENT AND DISCONTINUANCE

This Plan may be amended, modified or terminated by the shareholders of the Company or by the Board of Directors, except that the Board may not, without approval of the shareholders, make any material amendment to the Plan, including, without limitation, the following: (a) materially increase the benefits accruing to participants under the Plan, including any material change to (1) permit a repricing (or decrease in option price) of outstanding options,
(2) reduce the price at which options or restricted stock may be granted, or (3) extend the duration of the Plan; (b) materially increase the maximum number of shares as to which options or restricted stock may be granted under the Plan;
(c) modify the requirements as to eligibility for participation in the Plan, or otherwise materially expand the class of participants eligible to participate in the Plan; (d) extend the period for which awards may be granted or options exercised; (e) expand the types of options or other grants that may be awarded under the Plan; or (f) modify the Plan in any other manner that requires shareholder approval under applicable law or the rules of the Nasdaq National Market System or any other securities exchange or automated quotation system on which the Common Stock may then be traded. Notwithstanding the foregoing, to the extent permitted by law, the Board may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any grant shall theretofore have been awarded, adversely affect the rights of such participant under such grant.


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CHANGE IN CONTROL

For purposes of the Plan, a "change in control" shall be deemed to have occurred upon the acquisition of thirty percent (30%) or more of the Company's outstanding shares of capital stock having general voting rights by an unaffiliated person, entity or group. The Board shall promptly notify, in writing, each holder of an outstanding option or of restricted stock of the occurrence of any such change in control. Notwithstanding any other provision of the Plan or any grant agreement, all options shall become fully exercisable and all restricted stock shall become fully vested on receipt of such notice. All outstanding options shall expire if not exercised within 30 days of receipt of the notice of a change of control.

COMPLIANCE WITH CODE SECTION 409A

Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a participant pursuant to a grant would constitute deferred compensation subject to Section 409A of the Code and would cause a participant to incur any penalty tax or interest under
Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform such provision to maintain to the maximum extent practicable the original intent of applicable provision without violating the provisions of Section 409A of the Code; provided, however, that if no reasonably practicable reformation would avoid the imposition of any penalty tax or interest under Section 409A of the Code, no payment or benefit will be provided under a grant, the grant will be deemed null, void and of no force and effect, and the Company shall have no further obligation with respect to the grant or the failure to issue any shares of common stock or other compensation pursuant to the grant or this Plan.

EFFECTIVE DATE

The effective date of this Plan will be the date of its adoption by the shareholders of the Company.

DEFINITIONS

Any terms or provisions used herein which are defined in Sections 83 or 409A of the Code or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time grants are made hereunder, shall have the meanings as therein defined.


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GOVERNING LAW

To the extent not inconsistent with the provisions of the Code that relate to non-qualified stock options or restricted stock grants, this Plan and any grant agreement adopted pursuant to it shall be construed under the laws of the Commonwealth of Pennsylvania and applicable federal law.

Dated as of December 9, 2005          ARROW INTERNATIONAL, INC.

                                      By:  /s/ Carl G. Anderson, Jr.
                                         ---------------------------------
                                      Carl G. Anderson, Jr.
                                      Chairman and Chief Executive Officer

Date of Shareholder Approval of Plan: January 18, 2006




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